EXHIBIT 99.1

                                                      Press Release

          Contact:  Janet Bley
                    (415) 983-9357
                           or
                    Sandra Sternberg
                    Sitric And Company
                    415-983-8671 or 310-788-2850

           SOLIDIFYING ITS POSITION IN HEALTH CARE SUPPLY MANAGEMENT,
                     McKESSON ACQUIRES GENERAL MEDICAL INC.

                         Acquisition Opens New Markets,
                      Higher Margin Businesses to McKesson

          SAN FRANCISCO, Tuesday, January 28, 1997 -- Continuing on a course of investments aimed at extending its leadership position in health care supply management, improving gross margins and broadening its market platform, McKesson Corp. (NYSE:MCK), today announced that it has signed a definitive agreement to acquire privately-held General Medical Inc. The McKesson/General Medical business combination will create the largest health care supply management company in North America. The company expects the acquisition to be accretive in the first year, effectively increasing McKesson's overall operating margin and working capital turnover.

               General Medical is the nation's leading supplier to the full range of alternate-site health care facilities, including physicians and clinics, long-term care and home-care sites, and is the third largest distributor of medical-surgical supplies to hospitals.

               Alan Seelenfreund, McKesson's chairman and chief executive officer, said, "This acquisition, which extends McKesson's position into the fast-growing alternate-site market, is a major step forward in our goal to become the world leader in health care supply management. The combination of McKesson and General Medical will create a strong new force for shaping the health care supply market, addressing the increasingly complex clinical supply needs of physicians, extended-care facilities and integrated health care net works (IHNs).

               "In today's fast changing health care environment, McKesson will innovate to provide our health care partners, which include customers and manufacturers alike, with services that improve the quality of health care while maintaining a focus on controlling costs," Mr. Seelenfreund continued. "Through this acquisition, we are reaffirming McKesson's leadership in pharmaceutical services and entering the field of medical-surgical supply management. McKesson's unique combination of a nationwide logistics network, unparalleled information technology, and strong financial resources equips us to meet this market challenge successfully."

          Under terms of the acquisition agreement,

          * McKesson will pay approximately $775 million for General Medical including $347 million for the equity, half in McKesson common stock and half in cash, and the assumption of approximately $428 million in debt.

          * The number of shares to be issued will be based upon an average of the company's common stock price shortly prior to closing, but will be no more than approximately 3.72 million or less than 2.75 million shares. Based upon yesterday's closing price, the number of shares issued would be approximately 3.16 million.

          * General Medical will become a wholly-owned subsidiary of McKesson.

          * Members of General Medical's senior management team will continue with the company in their current positions.

               The alternate-site market is the fastest growing market for pharmaceutical and medical supplies. With the aging of the U.S. population and the shift towards more cost-effective locations for care delivery, the alternate-site market is expected to continue to grow well into the 21st century. General Medical distributes more than 130,000 products produced by more than 4,000 medical and surgical product manufacturers through a 700-person sales force to more than 200,000 care providers nationwide, including 500 account managers calling on physicians.

               Mark A. Pulido, McKesson's president and chief operating officer, said, "General Medical will enable McKesson to build on its national scale, offering unparalleled marketing services to pharmaceutical and medical-surgical manufacturers, as well as products and services to health care providers who are demanding well-coordinated supply solutions.

               "McKesson and General Medical are coming together at exactly the right time," Pulido continued. "General Medical is overhauling its distribution network, and has reorganized its sales management structure and invested heavily in new products and programs. Since 1991, General Medical sales have grown at an annual compound rate of approximately 20% reaching $1.7 billion in 1996. EBIT has increased approximately 65% during the last year and is expected to be approximately
          $58 million for the fiscal year ended December 31, 1996. Operating margins have increased to 3.4% of revenues.

               "We are acquiring General Medical at just the point that its turnaround is starting to pay off," he said. "Given McKesson's significant growth in pharmaceutical distribution, our combined momentum will lead to improved gross margins, increased operating income and higher profit margins."

               General Medical's chairman and chief executive officer, Steven B. Nielsen, said, "We are overwhelmingly confident that McKesson's capital resources and industry position will provide General Medical with the ability to realize our vision -- to be the leading national supplier to integrated health systems. The opportunity to build our business with McKesson, the nation's leading health care supply management company, and to join a team having considerable management expertise in this field was more than enough to convince us to terminate our initial public offering mid-stream."

               Last Friday, McKesson reported that in the third quarter ended December 31, 1996, net income was $38.0 million or 86 cents per fully diluted share. Revenues increase to $3.5 billion from $2.6 billion in the comparable quarter of fiscal 1996. For the nine-month period ending December 31, 1996, the company reported net income of $96.2 million, or $2.16 per fully diluted share, versus $2.08 per fully diluted share in the prior year. Revenues increased to $8.9 billion from $7.4 billion in the comparable nine-month period.

               The General Medical acquisition is the latest in a series of recent initiatives that have moved McKesson to the forefront of the health care supply management business:

               * In December 1996, as part of a program to focus its businesses in health care, McKesson announced the sale of its 55% stake in Armor All Products Corp. for $220 million.

               * In November 1996, the Company completed the acquisition of FoxMeyer Drug, adding approximately $3 billion to McKesson annual revenues and expanding its lead as the largest distributor in the pharmaceutical segment.

               *    In April 1996, McKesson purchased Automated
                    Healthcare (AHI), a company producing robotic drug dispensing equipment offering unique pharmaceutical handling technology to health care facilities, including the RxOBOT automated medication-retrieval system for hospitals.

               * In February 1996, McKesson launched the OmniLink centralized pharmacy technology platform, linking independent pharmacies into a "virtual chain" for contracting with pharmaceutical suppliers and managed care customers.

               * In 1995, the Company established McKesson Health Systems to serve as the platform for the Company's institutional strategy and initiatives.

               This transaction is subject to customary conditions, including expiration of the waiting period under the Hart-Scott-Rodino Act. The company, which is being advised by Peter J. Solomon Company Limited in the transaction, anticipates that it will close within two months.

               General Medical, headquartered in Richmond, Virginia, operates through a network of 50 distribution centers, seven sales offices and three product assembly centers throughout the United States. The company was founded in 1950 and has been privately held since. In 1994 and 1995, General Medical acquired F.D. Titus & Son, the medical supplies business of Foster Medical Supply, Randolph Medical Inc., and the assets of Denver Surgical Supply and Goetze-Niemer Co.

               Through McKesson's U.S. health care business, its Canadian subsidiary, Media Health and Pharmaceutical Services, and its minority interest in Mexico's Nadro, S.A., McKesson is the largest distributor of pharmaceutical and health care products in North America. The company also owns McKesson Water Products, one of the nation's largest distributors of bottled drinking water.

               Except for historical information contained herein, the matters discussed in this release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These include the trends for continued growth of McKesson's and General Medical's core health care businesses and risks and uncertainties described in the company's SEC reports. The company assumes no obligation to update information contained in this release.

                                      # # #

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